#4831-7758-3153 VOLT INFORMATION SCIENCES, INC. DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN (Amended and Restated Effective June 8, 2016) PLAN DOCUMENT

#4831-7758-3153 i VOLT INFORMATION SCIENCES, INC. DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN TABLE OF CONTENTS Page ARTICLE I ESTABLISHMENT AND PURPOSE ........................................................................1 1.1 Establishment and Restatement ...............................................................................1 1.2 Purpose .....................................................................................................................1 1.3 Application of Plan ..................................................................................................2 ARTICLE II DEFINITIONS AND CONSTRUCTION..................................................................3 2.1 Definitions................................................................................................................3 2.2 S6.1 everability ............................................................................................................................9 ARTIC6.8 LE III PARTICIPATION ................................................................................................................9 3.1 Eligibility .................................................................................................................9 3.2 Participation .............................................................................................................9 ARTICLE IV SUPPLEMENTAL SAVINGS BENEFITS ...........................................................10 4.1 Supplemental Savings Amount ..............................................................................10 4.2 Determination of Supplemental Savings Amount .................................................10 4.3 Complete Discretion of the Committee .................................................................10 ARTICLE V DEFERRAL AMOUNTS; DEFERRAL ELECTIONS ...........................................10 5.1 Types of Deferral Amounts ...................................................................................10 5.2 Salary Deferral Election .........................................................................................10 5.3 Bonus Deferral Election .........................................................................................11 5.4 Director Fees Deferral Election .............................................................................12 5.5 RSU Deferral Election ...........................................................................................13 5.6 Deferral and Payment Elections .............................................................................14 5.7 Employment Taxes ................................................................................................15 5.8 Automatic Cancellation of Deferral Elections upon Receipt of Unforeseen Emergency or Hardship Withdrawal .....................................................................15 ARTICLE VI PAYMENT OF BENEFITS ...................................................................................15 6.1 Time of Payment of Deferral Amounts .................................................................16

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		Page
6.2	Forms of Payment of Deferral Amounts	17
6.3	Change in Time or Form of Payment	17
6.4	Distribution of Vested Accounts for an Unforeseeable Emergency Need	17
10.16.5	Death Benefits	18
6.6	Withholding of Taxes	19
6.7	Cash-Out Distribution	19
6.8	Method of Calculation of Payments	19
6.9	Administrative Deferral of Payments; Frequency of Payments	19
ARTICLE VII ACCOUNTS; CREDITED INCOME		20
7.1	Participant Accounts	20
7.2	Investment Options; Crediting of Income	20
7.3	Nature of Account Entries	21
7.4	Vesting	21
7.5	Account Statements	21
7.6	Expenses Charged to Accounts	21
ARTICLE VIII ADMINISTRATION OF THE PLAN		22
8.1	Plan Administrator	22
8.2	Rules; Claims for Benefits	22
8.3	Finality of Determinations	24
8.4	Agreement to Arbitrate Disputes	24
8.5	Indemnification	25
8.6	Delegation to Benefits Coordinating Committee	25
ARTICLE IX FUNDING		25
9.1	Funding	25
ARTICLE X AMENDMENT; TERMINATION; MERGER		26
10.1	Amendment and Termination	26
10.2	Change of Control	27
10.3	Automatic Payment of Taxable Benefit	27
ARTICLE XI GENERAL PROVISIONS		27

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11.1 Beneficiary Designation....27

11.2 Effect on Other Plans....28

11.3 Nontransferability....28

11.4 Plan Not an Employment or Service Contract....28

11.5 Applicable Law....28

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#4831-7758-3153 VOLT INFORMATION SCIENCES, INC. DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN ARTICLE I ESTABLISHMENT AND PURPOSE 1.1 Establishment and Restatement. (a) By document dated December 7, 1998, Volt Information Sciences, Inc. (the “Company”) established a non-qualified deferred compensation program (the “Plan”) for a select group of its highly-compensated and/or management employees. The effective date of the Plan was April 1, 1997. (b) This Plan was restated in its entirety effective as of December 31, 2008 as it relates to any compensation, benefits or other remuneration which is provided pursuant to the Plan. It was contemplated that all Plan Accounts (as defined below) will be subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The effective date of this restatement of the Plan was December 31, 2008. The rights of any participants in the Plan (“Participants”) as of and from December 31, 2008 was to be governed by the Plan as restated herein, as it may be further amended and restated from time to time; provided, however, that except where contrary to Section 409A of the Code or where expressly otherwise provided in the Plan or by the Committee pursuant to the Plan in a manner consistent with Section 409A of the Code, benefit payments and payment elections in effect on December 31, 2008 were to remain in effect as elected or scheduled, as the case may be. This document shall be known as the Volt Information Sciences, Inc. Deferred Compensation and Supplemental Savings Plan. (c) Under the terms of the restated Plan, eligible employees were permitted to defer a portion of their income into the Plan. The Company also desired to enhance the security of the Plan by providing that Plan assets could be held and invested by the trustee (“Trustee”) to be appointed by the Company, pursuant to the terms of the Volt Information Sciences, Inc. Deferred Compensation and Supplemental Savings Trust (the “Trust”). To the extent Plan assets are held in the Trust, the Trustee will invest the Plan’s assets with the goal of achieving the hypothetical investment returns credited to Participants in accordance with Article VII hereof. Payments to the Participants shall be made first from the Trust and second by the Company to the extent that the Trust’s assets are not sufficient. (d) This document now restates the Plan in its entirety effective as of June 8, 2016. Under the terms of the restated Plan (as set forth herein), non-employee directors will be permitted to defer a portion of their income into the Plan. Additionally, eligible employees and non-employee directors will be permitted to defer the receipt of common stock otherwise payable under certain equity awards that such eligible employees or non-employee directors may receive under the Company’s equity incentive programs. The remaining terms of the Plan shall remain in effect to the same extent as set forth prior to this restated Plan. 1.2 Purpose. The objective and purpose of the Plan is to attract competent directors, employees and key personnel by offering flexible compensation opportunities to such directors, employees and key personnel of the Company, and to provide them an opportunity to build an

2 #4831-7758-3153 estate or supplement income for use after retirement. The Plan is also intended to compensate certain Participants for amounts that cannot be credited to the Participant’s accounts under the Volt Information Sciences, Inc. Savings Plan (the “Savings Plan”) and the Volt Technical Services Savings Plan (the “Technical Plan”) by reason of the provisions of Sections 401(a)(17), 401(k), 402(g), and/or 415 of the Code and the corresponding provisions of the Savings Plan and/or the Technical Plan or by reason of the Participant’s election to participate hereunder. 1.3 Application of Plan. (a) The Plan shall be applicable only with respect to (i) non-employee members (“Directors”) of the Board of Directors of the Company (the “Board of Directors”) and (ii) eligible key employees and key personnel of the Company. The Plan and Trust are intended to be a “plan which is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees,” within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security of 1974, as amended (“ERISA”), and shall be interpreted and administered accordingly. As such, the Plan shall be exempt from the participation, vesting and funding requirements of Parts 2 and 3 of Title I of ERISA and shall be subject to the limited reporting and disclosure requirements (under Part 1 of Title I of ERISA) applicable to such plans. (b) The Plan and Trust are also intended to comply with Section 409A of the Code and shall be interpreted and administered accordingly. (i) As such, any deferral of compensation and any payment provided pursuant to or in connection with the Plan shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code, including without limitation, deferring payment until the occurrence of a specified payment event described in Section 409A(a)(2) of the Code and deferring payment of Plan benefits to a Participant who is a specified employee at his or her separation from service for six months after his separation from service or, if earlier, his or her death and to avoid the unfavorable tax consequences provided therein for non- compliance. Notwithstanding any other provision of any plan, program or arrangement (including without limitation the Plan) or document pertaining to any compensation, benefit or other remuneration subject to the provisions of Section 409A of the Code, each provision of any plan, program or arrangement (including without limitation the Plan) or document relating to the provision of such compensation, benefit or other remuneration to or with respect to a Participant under this Plan, shall be so construed and interpreted. (ii) It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Section 409A of the Code (including any transition or grandfather rules thereunder). The Committee (as defined below) is authorized to adopt rules or regulations deemed necessary or appropriate to anticipate and/or comply the requirements of Section 409A of the Code (including any transition or grandfather rules thereunder).

3 #4831-7758-3153 ARTICLE II DEFINITIONS AND CONSTRUCTION 2.1 Definitions. Whenever used in the Plan, the following terms shall have the meaning set forth below unless otherwise expressly provided: (a) “Accounts” means the recordkeeping accounts which are maintained under the name of a Participant to account for any Salary Deferral Amounts, Bonus Deferral Amounts, Supplemental Savings Amounts, Director Fees Deferral Amounts, RSU Deferral Amounts and Credited Income thereon, which may be credited from time to time. (i) Salary Deferral Account - a separate subaccount maintained to account for a Participant’s Salary Deferral amount plus Credited Income thereon. (ii) Bonus Deferral Account - a separate subaccount maintained to account for a Participant’s Bonus Deferral Amount plus Credited Income thereon. (iii) Supplemental Savings Account - a separate subaccount maintained to account for a Participant’s Supplemental Savings Amount plus Credited Income thereon. (iv) Director Fees Deferral Account – a separate subaccount maintained to account for a Participant’s Director Fees Deferral Amount plus Credited Income thereto. (v) RSU Deferral Account – a separate subaccount maintained to account for a Participant’s RSU Deferral Amounts plus Credited Income thereon. In its sole and exclusive discretion, the Committee may combine, aggregate or separately state all or any combination of the above Accounts or subaccounts in any manner and for any administrative purpose it may deem fit provided, however, no such combination shall impair the purposes of the Plan. (b) “Affiliate” means the Employer and each of the following business entities or other organizations (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) together with the Employer as a single employer pursuant to the following sections of the Code (as modified where applicable by Section 415(h) of the Code): (i) Any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer, or (ii) Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer. (iii) In order to identify the group of entities described in the preceding sentences, however, the Committee shall use an ownership threshold of at least fifty percent (50%) as a substitute for the eighty percent (80%) minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (x) Section 1563 of the Code for determining a controlled group of corporations under Section 414(b) of the Code and (y) Treas.

4 #4831-7758-3153 Reg. Section 1.414(c)-2 for determining the trades or businesses that are under common control under Section 414(c) of the Code. (c) “Beneficiary” means the person, persons or trust designated by a Participant as provided in Section 11.1, or designated as a beneficiary under the terms of Section 11.1. (d) “Benefits Coordinating Committee” shall mean the Benefits Coordinating Committee that has been established in accordance with Section 8.6 by the Committee serving as the Plan Administrator of the Plan. (e) “Board of Directors” means the Board of Directors of the Company. (f) “Bonus” means any commission, incentive or other bonus award which an Eligible Employee may become eligible to receive. (g) “Bonus Deferral Amount” means that portion of an Eligible Employee’s Bonus which he or she has elected to defer, as provided in Section 5.3. (h) “Change of Control” shall be deemed to have occurred if: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person) or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of twelve (12) consecutive months individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2.1(g)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two- thirds of the directors then still in office who either were directors at the beginning of the twelve (12) consecutive month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 30% of the combined

5 #4831-7758-3153 voting power of the Company’s then outstanding securities shall not constitute a Change of Control of the Company. (i) “Code” means the Internal Revenue Code of 1986, as amended from time to time. (j) “Committee” means the Administrative Committee for Retirement Programs that administers the Plan in accordance with Section 8.1, as such committee of persons may be appointed by the Compensation Committee from time to time. The Committee shall serve as plan administrator, within the meaning of ERISA. (k) “Common Stock” means the Common Stock, $0.10 par value per share, of the Company. (l) “Company” means Volt Information Sciences, Inc. (m) “Compensation Committee” means the Company’s Human Resources and Compensation Committee. (n) “Credited Income” means the assumed earnings credited to a Participant’s Account, as provided in Sections 7.2. (o) “Deferral Amounts” means Salary Deferral Amounts, Supplemental Savings Amounts, Bonus Deferral Amounts, Director Fees Deferral Amounts, and/or RSU Deferral Amounts, as more fully described in Article V. (p) “Deferral Payment Date” means the payment date, as specified by a Participant on his or her Salary Deferral Amount, Bonus Deferral Amount, Director Fees Deferral Amount or RSU Deferral Amount election form, on which he or she elects to have his or her applicable amount paid or commence being paid. (q) “Director” means a member of the Board of Directors of the Company or the Board of Directors of any Affiliate, provided that (i) “Director” only includes a member of the Board of Directors of an Affiliate if the Board of Directors of the Company designates such members as eligible to participate in the Plan and (ii) “Director” may not also be an employee of the Company or any Affiliate. (r) “Director Fees” mean any retainer, advisory, committee or meeting fees payable to the Director by the Company or an Affiliate, before reductions for contributions to or deferrals under this or any other deferred compensation or benefit plan sponsored by the Company or any Affiliate. (s) “Director Fees Deferral Amount” means that portion of a Director’s Director Fees which he or she has elected to defer, as provided in Section 5.4. (t) “Dividend Equivalents” mean the dividends paid in cash or other property on actual shares of Common Stock that are credited as assumed earnings to the Participant’s RSU Deferral Account. The amount of Dividend Equivalents to be credited shall be determined by the

6 #4831-7758-3153 Committee or its delegate based on the dividends the Participant’s RSU Deferral Account would receive if it held actual shares of Common Stock equal in number to the Stock Units credited to the Participant’s RSU Deferral Account on the record date of the actual dividend. The Dividend Equivalents shall constitute the right to receive additional shares of Common Stock by converting any dividends paid in cash or other property into Stock Units based upon the closing price of the Common Stock as of the date the dividends otherwise would have been paid if the RSU Deferral Account held actual shares of Common Stock equal to the Stock Units credited to the Participant’s RSU Deferral Account on the record date of the actual dividend. (u) “Eligible Employee” means a key employee of the Company or an Affiliate whose anticipated annual earnings (or rate of annual earnings) for the year is not less than the dollar amount in effect for the year for determining “highly compensated employees” under Section 414(q) of the Code (or any higher amount set by the Committee) and who is a United States resident paid on a United States payroll and who has been selected by the Committee. (v) “Employer(s)” shall be defined as follows: (i) Except as otherwise provided in clause (ii) below, the term “Employer” means the Company and/or any Affiliate (now in existence or hereafter formed or acquired) which the Committee selects. (ii) For the purpose of determining whether a Participant has experienced a Separation from Service, the term “Employer” means: (A) The entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and (B) All other entities with which the entity described above which are its Affiliates. (w) “Equity Incentive Plan” means any equity-based incentive plan of the Company pursuant to which Directors and/or Eligible Employees may be awarded Restricted Stock Units. (x) “Investment Options” means the optional forms of determining Credited Income with respect to Participants’ Accounts, which the Committee, in its discretion, may elect to establish pursuant to Section 7.2. (y) “Participant” means (i) an Eligible Employee who has elected, under the terms and conditions of the Plan, to defer payment of all or a portion of his or her bonus, salary and/or RSUs, and/or who is credited with a Supplemental Savings Amount, and (ii) a Director who has elected, under the terms and conditions of the Plan, to defer payment of all or a portion of his or her Director Fees and/or RSUs. A Participant who is not currently an Eligible Employee or a Director but whose Account under this Plan is credited with a balance shall be referred to as an “Inactive Participant.” The term “Participant” shall include Eligible Employees, former Eligible Employees, employees other than Eligible Employees, Directors and former Directors so long as any such individual has a balance credited to his or her Account.

7 #4831-7758-3153 (z) “Performance-Based Compensation” means compensation the entitlement to or amount of which is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive calendar months, as determined by the Committee in accordance with Treas. Reg. Section 1.409A-1(e). (aa) “Plan” means the Volt Information Sciences, Inc. Deferred Compensation and Supplemental Savings Plan as set forth herein, and as it may be amended from time to time. (bb) “Plan Year” means the 12-month period beginning each January 1 and ending December 31 of such year. (cc) “Plan Year Quarter” means the three (3) month periods in each Plan Year ending on March 31, June 30, September 30 and December 31, respectively. (dd) “Qualified Plan” means the Volt Information Sciences, Inc. Savings Plan (sometimes referred to as the Savings Plan), or the Volt Technical Services Savings Plan (sometimes referred to as the Technical Plan), as the case may be, as each such plan may be amended from time to time. (ee) “Restricted Stock Units” or “RSUs” means a restricted stock unit award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock with respect to each restricted stock unit that becomes payable under the terms and conditions of the Company’s applicable Equity Incentive Plan and the applicable award agreement. (ff) “RSU Deferral Amount” means that portion of a Participant’s Restricted Stock Units which he or she has elected to defer, as provided in Section 5.5. (gg) “Salary Deferral Amount” means that portion of an Eligible Employee’s Base Salary which he or she has elected to defer, as provided in Section 5.2. (hh) “Separation from Service” or “Separate from Service” means a termination of services provided by a Participant to the Employer, whether voluntarily or involuntarily, other than by reason of death, as determined by the Committee in accordance with Treas. Reg. Section 1.409A-1(h). In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply: (i) For a Participant who provides services to an Employer as an employee, except as otherwise provided in clause (iii) below, a Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer. A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (A) no further services will be performed for the Employer after a certain date, or (B) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an employee or as an independent contractor) will permanently decrease to less than 50% of the average level of bona fide services performed by such Participant (whether as an Employee or an independent contractor) over the immediately preceding thirty-six (36) month

8 #4831-7758-3153 period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than thirty-six (36) months). If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such six (6)-month period. In applying the provisions hereof, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer. (ii) For a Participant who provides services to an Employer as an independent contractor, except as otherwise provided in (iii) below, a Separation from Service shall occur upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for such Employer, provided that the expiration of such contract(s) is determined by the Committee to constitute a good-faith and complete termination of the contractual relationship between the Participant and such Employer. (iii) For a Participant who provides services to an Employer as both an employee and an independent contractor, a Separation from Service generally shall not occur until the Participant has ceased providing services for such Employer as both as an employee and as an independent contractor, as determined in accordance with the provisions set forth in clause (i) and (ii) above, respectively. Similarly, if a Participant either (A) ceases providing services for an Employer as an independent contractor and begins providing services for such Employer as an employee, or (B) ceases providing services for an Employer as an employee and begins providing services for such Employer as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for such Employer in both capacities, as determined in accordance with the applicable provisions set forth in (i) and (ii) above. Notwithstanding the foregoing provisions in this clause (iii), if a Participant provides services for an Employer as both an employee and as a member of the board of directors (a “Director”), to the extent permitted by Treas. Reg. Section 1.409A-1(h)(5) the services provided by such Participant as a Director shall not be taken into account in determining whether the Participant has experienced a Separation from Service as an employee, and the services provided by such Participant as an employee shall not be taken into account in determining whether the Participant has experienced a Separation from Service as a Director. (ii) “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock that is payable in accordance with the terms of this Plan. A Stock Unit will be credited to the Participant’s RSU Deferral Account for each actual share of Common Stock deferred under the Plan at the same time as the actual shares of Common Stock otherwise would

9 #4831-7758-3153 have been paid to the Participant in connection with the Participant’s Restricted Stock Units absent the deferral election. (jj) “Supplemental Savings Amount” means the amount creditable to the Supplemental Savings Account of an Eligible Employee pursuant to Sections 4.2 and 4.3. (kk) “Trust” means the trust, if any, established in connection with the Plan. (ll) “Trustee” means the trustee of the Trust. 2.2 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan. ARTICLE III PARTICIPATION 3.1 Eligibility. The Committee shall provide each Director and Eligible Employee with notice of his or her status as a Participant, so as to permit such Director or Eligible Employee the opportunity to make the elections provided for under Article V, if applicable. Subject to the limitations of the Plan, such notice may be given at such time and in such manner as the Committee may determine from time to time, and shall advise the Director and Eligible Employee of the time and manner for filing his or her election for which he or she qualifies. Each Director and Eligible Employee shall be eligible to participate in all features of the Plan for which he or she qualifies. In addition, Eligible Employees (but not Directors) shall be eligible (subject to the complete discretion of the Committee) to receive credit for a Supplemental Savings Amount for Plan Years that they are Eligible Employees. 3.2 Participation. (a) In General. Subject to the limitations of the Plan, a Director or Eligible Employee shall become a Participant in this Plan for the calendar year for which: (i) the Committee timely receives his or her deferral election pursuant to Article V or (ii) with respect to an Eligible Employee, the Committee credits the Eligible Employee with a Supplemental Savings Amount. (b) Cessation of Status as Director or Eligible Employee. If an Eligible Employee with a Salary Deferral Amount, Bonus Deferral Amount and/or RSU Deferral Amount election in effect for a particular calendar year, or a Director with a Director Fees Deferral Amount and/or RSU Deferral Amount election in effect for a particular calendar year, terminates employment or service or otherwise ceases to be an Eligible Employee or Director, as applicable, during such Plan Year, his or her election shall continue in effect with respect to any Salary Deferral Amount, Bonus Deferral Amount and RSU Deferral Amount previously elected for an Eligible Employee and any Director Fees Deferral Amount and RSU Deferral Amount previously elected for a Director (including on rehire or otherwise re-commencing service in the same calendar year).

10 #4831-7758-3153 ARTICLE IV SUPPLEMENTAL SAVINGS BENEFITS 4.1 Supplemental Savings Amount. Each Eligible Employee shall be credited with a Supplemental Savings Amount as provided in Sections 4.2 and 4.3. Directors shall not be eligible to be credited with Supplemental Savings Amounts. 4.2 Determination of Supplemental Savings Amount. Each Eligible Employee may be credited with a Supplemental Savings Amount on the last day of each Plan Year Quarter in the sole discretion of the Committee with approval of the Board of Directors. The amount (or the method or formula for determining the amount) of each Supplemental Savings Amount shall be set forth in writing in one or more documents, which shall be deemed to be incorporated into the Plan, no later than the date on which such Supplemental Savings Amount is credited to the Participant’s Supplemental Savings Account. 4.3 Complete Discretion of the Committee. The Committee shall be under no obligation to make any Supplemental Savings Amount awards and in the event that such awards are made the Committee shall be under no obligation to make similar award to similarly-situated Eligible Employees. No party shall have any claim or cause of action as a result of having not received a Supplemental Savings Amount. ARTICLE V DEFERRAL AMOUNTS; DEFERRAL ELECTIONS 5.1 Types of Deferral Amounts. There are three types of Deferral Amounts which may be applicable to a Participant under the Plan who is an Eligible Employee: Salary Deferral Amounts as described in Section 5.2, Bonus Deferral Amounts as described in Section 5.3 and RSU Deferral Amounts as described in Section 5.5. There are two types of Deferral Amounts which may be applicable to a Participant under the Plan who is a Director: Director Fees Deferral Amounts as described in Section 5.4 and RSU Deferral Amounts as described in Section 5.5. 5.2 Salary Deferral Election. (a) Salary Deferral Amount. An Eligible Employee may elect to defer all or any portion of 20% of his or her Base Salary (as hereinafter defined) which he or she may be entitled to receive from the Company. For purposes of this Section 5.2, Base Salary is a Participant’s regular gross salary that is subject to Social Security Tax pursuant to Internal Revenue Code Section 3100 et. seq. Notwithstanding anything contained herein to the contrary, if a deferral hereunder would otherwise result in the Participant’s Base Salary not equaling or exceeding the Social Security Contribution and Benefit Base as defined in Section 230 of the Social Security Act, then only the regular gross salary exceeding the Social Security Contribution and Benefit Base as defined in Section 230 of the Social Security Act shall be deferred pursuant to this Section. The amount to be so deferred shall be specified in such manner as shall be determined by the Committee. (b) Election of Salary Deferral Amount. To make an election of a Salary Deferral Amount for any calendar year, the Eligible Employee must file a deferral election form with the Committee in accordance with such rules as are set by the Committee, but in no event later than the last business day of the calendar year preceding the calendar year for which the

11 #4831-7758-3153 election is made. Each such election shall be made with respect to a specific calendar year and all payroll periods applicable to the Eligible Employee which begin within such calendar year. An election filed for a calendar year shall only be applicable for such calendar year. (c) Treatment of New Eligible Employees Who Are New Hires. Notwithstanding the foregoing, if an individual first becomes an Eligible Employee on or after the first day of a calendar year that is both the individual’s first year of eligibility to participate in the Plan and the calendar year in which the individual is first hired by an Affiliate (excluding for this purpose any rehire or transfer among Affiliates after the year of first hire), such Eligible Employee may make a Salary Deferral Amount election for the remaining payroll periods of such calendar year prior to the beginning of the payroll period for which the employment services are performed so long as deferral election is filed with the Committee no later than thirty (30) days after the effective date of coverage under the Plan and only defers compensation for services performed in pay periods after the pay period in which the election is effective and irrevocable. For this purpose: (i) An Eligible Employee’s “first year of eligibility” is the year in which he first becomes eligible to participate in any account balance type deferred compensation plan within the meaning of Section 409A of the Code maintained by the Employer or any Affiliate. (ii) Even though otherwise permitted by Section 409A, if all amounts owed to the Eligible Employee from all account balance plans maintained by the Employer and its Affiliates subject to Section 409A of the Code have been paid to the Eligible Employee and if the Eligible Employee has become ineligible to accrue further benefits, then if he thereafter becomes an Eligible Employee, the year in which he again becomes an Eligible Employee shall not be treated as his first year of eligibility. (iii) Even though otherwise permitted by Section 409A, if a Participant is not an Eligible Employee for at least twenty-four (24) consecutive months, then if he thereafter becomes an Eligible Employee, the year in which he again becomes an Eligible Employee shall not be treated as his first year of eligibility. 5.3 Bonus Deferral Election. (a) Bonus Deferral Amount. An Eligible Employee may elect to defer up to 50% of any Bonus he or she may be awarded by the Company, provided, however that the total amount deferred in any Plan Year may not exceed 20% of his or her combined Base Salary and Bonus. The amount to be so deferred shall be specified in such manner as shall be determined by the Committee. However, in no event may an Eligible Employee elect to defer any portion of any Bonus unless the aggregate compensation payments made by the Company to him after such deferral during the calendar year will equal or exceed the Social Security Contribution and Benefit base as defined in Section 230 of the Social Security Act. (b) Election of Bonus Deferral Amount. To make an election of a Bonus Deferral Amount, the Eligible Employee must file a deferral election form with the Committee. Each such election shall be made with respect to a calendar year and shall apply to all Bonus awards made by the Company which are made with respect to services performed within such calendar year. To make an effective Bonus Deferral Amount election for a calendar year, the Eligible

12 #4831-7758-3153 Employee must file the appropriate deferral election form with the Committee in accordance with such rules as are set by the Committee, but in no event later than the last business day of the calendar year preceding the Plan Year for which the election is made. (c) Treatment of New Eligible Employee Who Are New Hires. Notwithstanding the foregoing, if an individual first becomes an Eligible Employee on or after the first day of a calendar year that is both the individual’s first year of eligibility to participate in the Plan and the calendar year in which the individual is first hired by an Affiliate (excluding for this purpose any rehire or transfer among Affiliates after the year of first hire), such Eligible Employee may make a Bonus Deferral Amount election for such calendar year only prior to the beginning of the payroll period for which the employment services are performed so long as deferral election is filed with the Committee no later than thirty (30) days after the effective date of coverage under the Plan and only defers compensation for services performed in pay periods after the pay period in which the election becomes effective and irrevocable. For this purpose: (i) An Eligible Employee’s “first year of eligibility” is determined in the same manner as provided in Section 5.2(c). (ii) Bonus compensation based on a performance period (such as an annual bonus) is deemed earned ratably throughout the period for which earned. 5.4 Director Fees Deferral Election. (a) Director Fees Deferral Amount. A Director may elect to defer all or any portion of his or her Director Fees which he or she may be entitled to receive from the Company. The amount to be so deferred shall be specified in such manner as shall be determined by the Committee. (b) Election of Director Fees Deferral Amount. To make an election of a Director Fees Deferral Amount for any calendar year, the Director must file a deferral election form with the Committee in accordance with such rules as are set by the Committee, but in no event later than the last business day of the calendar year preceding the calendar year for which the election is made. Each such election shall be made with respect to a specific calendar year and all periods or events applicable to the Director which provide for the payment of such Director Fees and begin within such calendar year. An election filed for a calendar year shall only be applicable for such calendar year. (c) Treatment of New Directors. Notwithstanding the foregoing, if a Director becomes newly eligible to participate in the Plan on or after the first day of a calendar year that is both the individual’s first year of eligibility to participate in the Plan and the calendar year in which the individual is first elected as a Director (excluding for this purpose any re-election after the year first elected), such Director may make a Directors Fees Deferral Amount election with respect to any Director Fees that are payable for services performed in the calendar year following the date on which the Director Fees Deferral Amount election is effective and irrevocable so long as the deferral election is filed with the Committee no later than thirty (30) days after the effective date of coverage under the Plan and only defers compensation for services performed in periods after the period in which the election becomes effective and irrevocable. For this purpose:

13 #4831-7758-3153 (i) Director’s “first year of eligibility” is the year in which he first becomes eligible to participate in any account balance type deferred compensation plan within the meaning of Section 409A of the Code maintained by the Employer or any Affiliate. (ii) Even though otherwise permitted by Section 409A, if all amounts owed to the Director from all account balance plans maintained by the Employer and its Affiliates subject to Section 409A of the Code have been paid to the Director and if the Director has become ineligible to accrue further benefits, then if he thereafter becomes a Director, the year in which he again becomes a Director shall not be treated as his first year of eligibility. (iii) Even though otherwise permitted by Section 409A, if a Participant is not a Director for at least twenty-four (24) consecutive months, then if he thereafter becomes a Director, the year in which he again becomes a Director shall not be treated as his first year of eligibility. (iv) An individual serving as a Director on the effective date of the Plan shall be eligible to participate in the Plan as if the individual was first elected as a Director and became newly-eligible under the Plan as of the effective date of the Plan. 5.5 RSU Deferral Election. (a) RSU Deferral Amount. Both Directors and Eligible Employees may elect to defer all or any portion of any Common Stock he or she otherwise might receive under his or her Restricted Stock Units. The amount to be so deferred shall be specified in such manner as shall be determined by the Committee. (b) Election of RSU Deferral Amount. To make an election of an RSU Deferral Amount, the Director or Eligible Employee must file a deferral election form with the Committee in accordance with such rules as are set by the Committee, but in no event later than the last business day of the calendar year preceding the calendar year in which the RSUs are granted and the related period of service commences. Each such election shall be made with respect to the Restricted Stock Units granted in such specific calendar year and all periods of service applicable to the Director or Eligible Employee which begin with such calendar year. An election filed for a calendar year shall only be applicable for such calendar year. (c) Treatment of Performance-Based Compensation. Notwithstanding the foregoing, subject to the limitations described below, the Committee may determine that an irrevocable deferral election for an amount that qualifies as Performance-Based Compensation may be made by submitting an election on or before the deadline established by the Committee, which in no event shall be later than six (6) months before the end of the performance period. In order for the Eligible Employee or Director to be eligible to make a deferral election for Performance-Based Compensation, the Participant must have performed services continuously from the later of (i) the beginning of the performance period for such compensation, or (ii) the date upon which the performance criteria for such compensation are established, through the date upon which the Participant makes the deferral election for such compensation. In no event shall a deferral election hereunder be permitted to apply to any amount of Performance-Based Compensation that has become readily ascertainable.

14 #4831-7758-3153 (d) Treatment of Compensation Subject to Risk of Forfeiture. Notwithstanding the foregoing, with respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant's continued services for a period of at least twelve (12) months from the date the Participant obtains the legally binding right, the Committee may determine that an irrevocable deferral election for such compensation may be made by timely delivering an election to the Committee in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made and becomes irrevocable at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse, as determined in accordance with Treas. Reg. Section 1.409A-2(a)(5). Any deferral election(s) made in accordance with this Section 5.5(d) shall become irrevocable no later than the 30th day after the Participant obtains the legally binding right to the compensation subject to such deferral election(s). (e) Deferral of Dividends. An election under this Section 5.5 to defer Restricted Stock Units shall also be considered an election to defer any Dividend Equivalents that are payable in connection with such Restricted Stock Units and upon any related Stock Units credited to the Participant’s RSU Deferral Account (except to the extent the deferral election is not timely under Section 409A of the Code with respect to such Dividend Equivalents, in which case such Dividend Equivalents will not be deferred and credited to the Participant’s RSU Deferral Account but will be paid as set forth in the applicable award agreement). The Dividend Equivalents to be deferred shall be awarded in the form of Stock Units (dividends awarded in cash or other property shall be converted by the Company to Stock Units) and allocated to the Participant’s RSU Deferral Account at the same time as such applicable dividend is payable to shareholders generally. The Dividend Equivalents will be treated consistently with the deferral election for the Restricted Stock Units with respect to which the Dividend Equivalents relate. 5.6 Deferral and Payment Elections. All deferral elections, as provided under Section 5.2, 5.3, 5.4 and 5.5, respectively, shall be made on such deferral election forms as are prescribed by the Committee. Each election form shall specify the nature of the Deferral Amount, the form of payment which is to be applicable with respect to such designated Deferral Amount, as provided in Article VI, the Beneficiary or Beneficiaries to receive any death benefit applicable to the subject amount and form of payment thereof, as provided in Sections 6.5 and 11.1 and the Deferral Payment Date on which payment is to commence with respect to such Deferral Amount, as provided in Article VI. Except as otherwise provided in this Article V, all such Salary Deferral Amount, Bonus Deferral Amount, Director Fees Deferral Amount and RSU Deferral Amount elections shall become irrevocable for the subject calendar year once the immediately prior calendar year has ended or as otherwise provided by the Committee. An Eligible Employee may change or revoke his or her Salary Deferral Election under Section 5.2, his or her Bonus Deferral Election under Section 5.3, and his or her RSU Deferral Election under Section 5.5, and a Director may change or revoke his or her Director Fees Deferral Election under Section 5.4 and his or her RSU Deferral Election under Section 5.5, pursuant to such rules as are set by the Committee but in no event may any such election be amended or revoked after the last business day of the calendar year preceding the Plan Year for which the election is made or as otherwise provided above. Only Eligible Employees may file deferral election forms as provided for in this Section 5.6 and Sections 5.2, 5.3 and 5.5 and only Directors may file deferral election forms as provided for in this Section 5.6 and Sections 5.4 and 5.5. Inactive Participants are not eligible to file such forms.

15 #4831-7758-3153 5.7 Employment Taxes. Employment taxes required to be withheld on Salary, Bonus and RSU Deferral Amounts shall be withheld from Base Salary, Bonuses, RSUs or other compensation that is not being deferred in a manner determined by the Employer (with respect to RSUs only to the extent permitted by the applicable Equity Incentive Plan and Section 409A of the Code). However, if necessary the Committee may reduce a Participant’s Base Salary Deferral Amount, Bonus Deferral Amount and RSU Deferral Amount, as needed to comply with applicable employment tax withholding requirements (to the extent permitted by Section 409A of the Code). 5.8 Automatic Cancellation of Deferral Elections upon Receipt of Unforeseen Emergency or Hardship Withdrawal. (a) A Participant’s deferral election in effect at the time of an Unforeseen Emergency withdrawal from the Plan shall be cancelled (rather than postponed or delayed) prospectively so that no further deferrals from his or her Salary, Bonus, Director Fees and RSUs shall be made during the remainder of the calendar year in which the withdrawal occurred. (b) A Participant’s deferral election in effect at the time of a 401(k) hardship withdrawal shall be cancelled (rather than postponed or delayed) prospectively so that no further deferrals from his Salary, Bonus, Director Fees and RSUs shall be made during the remainder of the calendar year in which the withdrawal occurred. Any deferral election for the succeeding calendar year shall not be effective until the 401(k) required cancellation period ends. (c) The Participant whose deferral election is cancelled pursuant to this Section must file a new deferral election pursuant to the applicable provisions of the Plan in order to commence or recommence making deferrals under the Plan from his Salary or Bonuses for any subsequent calendar year. (d) For purposes hereof, the following terms have the following meanings: (i) A “401(k) hardship withdrawal” is a hardship withdrawal from the any 401(k) Plan which requires a suspension of employee contributions and elective deferrals as a result of receipt of the hardship withdrawal in order to satisfy the regulations under Section 401(k) of the Code. (ii) The “401(k) required cancellation period” means a six (6) month period (or other stated period in the applicable 401(k) plan) during which employee contributions and elective deferrals must be suspended as a result of receipt of a 401(k) hardship withdrawal in order to satisfy the regulations under Section 401(k) of the Code. (iii) A “401(k) Plan” means the any other deferred compensation plan intended to meet the requirements of Section 401(k) of the Code and maintained by the Employer or any other business entity or other organization (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) as a single employer with the Employer or any affiliate under Section 414(b), (c), (m) or (o) of the Code. ARTICLE VI PAYMENT OF BENEFITS

16 #4831-7758-3153 6.1 Time of Payment of Deferral Amounts. (a) In general, payment of a Participant’s vested Accounts under the Plan shall be made payable on the Deferral Payment Date which shall be on the first day of the third (3rd) Plan Year Quarter coincident with or next following the date of the Participant’s Separation from Service. (b) Notwithstanding the provisions of subsection 6.1(a), on each annual deferral election for a calendar year, the Participant may designate another Deferral Payment Date (including a specified date as permitted by the Committee) for his or her vested Accounts attributable to deferrals for that calendar year by completing a form prescribed for such purpose by the Committee. In completing such form, the Participant shall specify the Deferral Payment Date on which benefit payments under the Plan are to be made or commence with respect to the Deferral Amount covered by such deferral election. In making such designation, the Participant may designate any January 1, April 1, July 1, or October 1 date of a specified year after the calendar year to which the deferral election applies as a Deferral Payment Date, provided that such Deferral Payment Date is no later than the first day of the third (3rd) Plan Year Quarter following the fifth (5th) anniversary of the Participant’s Separation from Service and provided, further, that where payment is contingent on the Participant’s Separation from Service, the Deferral Payment Date can be no earlier than the first day of the third (3rd) Plan Year Quarter coincident with or next following the date of the Participant’s Separation from Service. Where Participant has made a designation to receive an amount in quarterly installments, as permitted under Section 6.2, his or her Deferral Payment Date shall be the date on which the first installment payment is to be paid and on the anniversary thereof in each subsequent years. Notwithstanding the above, each Participant in the Plan on or before September 1, 1997, was permitted to, and may have designated, a Deferral Payment Date no later than ten (10) years after the date of his or her Separation from Service for deferrals made prior to 1998. In addition, any payment time in effect on December 31, 2008 pursuant to a timely filed Participant’s election on December 31, 2008 which is based, in whole or in part, on the Participant’s age shall be given effect so long as compliant with the time of payment provisions of Section 409A of the Code. (c) If for any reason the Participant fails to make an effective Deferral Payment Date designation, his or her Deferral Payment Date for the amounts that are the subject of the deferral election shall be the first day of the third (3rd) Plan Year Quarter coincident with or next following the date of the Participant’s Separation from Service as set forth in subsection 6.1(a) hereof. (d) Payments with respect to Supplemental Savings Amounts shall be made on the same dates and in the same manner as the Salary Deferral Amounts for the same subject calendar year. (e) All Deferral Amounts shall be distributable in cash or cash equivalent except with respect to Stock Units in the RSU Deferral Account which shall be distributable in shares of Common Stock from the Equity Incentive Plan pursuant to which the related RSUs were granted. Notwithstanding the foregoing, Stock Units in the RSU Deferral Account that are attributable to Dividend Equivalents may be paid in cash if there are not sufficient shares of Common Stock available under any Equity Incentive Plan to make such distributions in shares of

17 #4831-7758-3153 Common Stock. Any of the Stock Units in the RSU Deferral Account, upon the consummation of a “Change of Control” (as defined in the applicable Equity Incentive Plan), may be converted into the right to receive cash, with such cash having a value equal to the value of an equal number of shares of Common Stock in connection with such Change of Control. (f) Notwithstanding anything in this Plan to the contrary, a Director shall be eligible to receive distributions on any date permitted under Section 409A of the Code, subject to the Director making a valid deferral election in accordance with the terms and conditions of this Plan specifying such date. In the event a Director is determined to be a “specified employee” within the meaning of Section 409A of the Code at the time of his or her Separation from Service and such Director has chosen to receive his/her distributions upon a Separation from Service, then such Director will receive his/her distribution in accordance with Section 6.1(a). 6.2 Forms of Payment of Deferral Amounts. (a) In General. On each deferral election form filed by a Participant, such Participant shall specify the form of payment for the amounts attributable to the Deferral Amount covered by such deferral election. In making such designation, the Participant may designate payment in the form of a single lump sum payment or payment in the form of quarterly installment payments payable for not less than two (2) but no more than five (5) years following the Participant’s Separation from Service. Quarterly installment payments will be paid quarterly beginning on the date specified on the applicable deferral election form or the Default Payment Date, as provided in Section 6.1. Notwithstanding the above, Participants in the Plan on or before September 1, 1997 were permitted to, and may have designated that payments be made in quarterly installments for a period no less than two (2) or more than ten (10) years for deferrals made prior to 1998. (b) If for any reason the Participant fails to make an effective designation under this Section 6.2 with respect to his or her benefit attributable to his or her Deferral Amounts, payment of the amount that is the subject of the deferral election shall be made in the form of a single lump sum payment on the Default Payment Date as specified in Section 6.1. Except as otherwise provided in this Article VI, all benefit payments under the Plan with respect to a Participant’s Salary Deferral Amounts, Bonus Deferral Amounts or Director Fee Deferral Amounts, shall be made to the Participant in the payment forms as specified on his or her applicable deferral election forms. (c) Payments with respect to Supplemental Savings Amounts shall be made on the same dates and in the same manner as the Salary Deferral Amounts or Director Fee Deferral Amounts as applicable for the same subject calendar year. 6.3 Change in Time or Form of Payment. No change in an elected or default time or form of payment shall be permitted except as permitted by the Committee and in compliance with Section 409A of the Code. 6.4 Distribution of Vested Accounts for an Unforeseeable Emergency Need. Notwithstanding the provisions of Sections 6.1, 6.2 and 6.3, a Participant may receive a distribution of his or her vested Accounts under the Plan in an amount which the Committee

18 #4831-7758-3153 determines is necessary to alleviate the financial need related to an Unforeseeable Emergency. The Committee shall determine such financial hardship in its sole and complete discretion and any such distribution shall be limited to the amount necessary to meet the emergency plus amounts necessary to pay any Federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution. An “Unforeseeable Emergency” means an unforeseeable emergency as defined in Section 409A of the Code and generally means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)) thereof), the loss of the Participant’s or the Participant’s Beneficiary’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary or affected family member. Distributions because of an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the need (which may include amounts necessary to pay any Federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution), taking in to account the potential that the need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause an Unforeseeable Emergency, or by cessation of deferrals under the Plan (if the Plan provides for cancellation of a deferral election upon a payment due to an Unforeseeable Emergency). The determination of amounts reasonably necessary to satisfy the need is not required to take into account any additional compensation that, due to the Unforeseeable Emergency, is available under another nonqualified deferred compensation plan but has not actually been paid, or that is available, due to the Unforeseeable Emergency, under another plan that would provide for deferred compensation except due to the application of the effective date provisions of Section 409A of the Code. Distribution from vested Accounts shall be distributed on a pro rata basis across each of the Participant’s accounts. 6.5 Death Benefits. (a) If a Participant shall die with a balance credited to his or her Accounts, such balance shall be paid to his or her applicable designated Beneficiary or Beneficiaries as provided herein. (b) With respect to all Account balances which had commenced to be paid in the form of quarterly installment payments, but all installment payments had not been completed, as of the Participant’s death, the remaining unpaid quarterly installment payments shall be made to the Participant’s designated Beneficiary based on the applicable payment schedule or schedules for the Participant in effect at his or her death. (c) With respect to all Account balances which had not commenced to be paid as of the Participant’s death, the then current balance of each such Account balance payable shall be paid to the Participant’s designated Beneficiary under the form of payment as elected for such Beneficiary, as provided for in Section 11.1, which shall be one of the same forms of payment available to the Participant. The designation of the form of payment to a Participant’s designated Beneficiary shall be made at the same time as the Participant elects his or her own form of payment, may be changed only as provided in the Plan, and shall be subject to the same rules. Unless the

19 #4831-7758-3153 Committee provides otherwise, the election of a form of payment to a Beneficiary may be made, or changed, with respect to each annual deferral election for a calendar year, provided that if the Committee requires the entire vested Account to be paid pursuant to one form of payment election, then the election for the Participant’s first year of eligibility (as defined in Article V) or, if no election is made, the following default form of payment shall apply. In the absence of a timely filed designated form of payment to a Beneficiary, the Beneficiary shall be paid a lump sum. Any payment to a designated Beneficiary shall be paid in the case of a lump sum payment or commence being paid in the case of installments to the designated Beneficiary on the first day of the first Plan Year Quarter next following the death of the Participant. (d) The Account of a deceased Participant whose Beneficiary is receiving installment payments shall continue to be adjusted from time to time as provided in Section 7.2, including, without limitation, adjustments for the crediting of Credited Income thereto. The crediting of such Account balance shall be for bookkeeping purposes and shall not represent a transfer or segregation of assets for the benefit of such Beneficiary, but the Beneficiary may select such Investment Options pursuant to Section 7.2 as if the Beneficiary were a Participant. 6.6 Withholding of Taxes. The Company and/or the Trustee of the Trust shall have the right to deduct from all payments made under the Plan any federal, state, local or foreign taxes required by law to be withheld with respect to such payments. 6.7 Cash-Out Distribution. Notwithstanding the other time and form of benefit payment provisions of this Article VI, a Participant’s vested Accounts may be cashed-out in the discretion of the Committee in a lump sum payment in an amount equal to his or her vested Account balance if (i) the payment will constitute a payout of the Participant’s entire interest in this Plan and all similar arrangements that are treated as a single plan under Treas. Reg. Section 1.409A-1(c)(2), (ii) the payment is made on or before the later of December 31 of the calendar year in which the Participant’s Separation from Service occurs or the fifteenth (15th) day of the third (3rd) month following the Participant’s Separation from Service and (iii) the payment of the entire payment is not over the limit set forth in Section 402(g) of the Code applicable to the Plan Year in which the cash-out occurs. 6.8 Method of Calculation of Payments. For purposes of computing the amount of any distribution to a Participant or a Beneficiary, the balance in such Participant’s or Beneficiary’s vested Account (as of the date preceding the payment date) shall be multiplied by one if the payment is a lump sum payment or by a fraction if the payment is part of an series of installment payments, the numerator of which equals one and the denominator of which equals the number of installments that such Participant or Beneficiary is to receive less the number of installment payments such Participant or Beneficiary has previously received. 6.9 Administrative Deferral of Payments; Frequency of Payments. All payments hereunder shall be paid on the Deferral Payment Date or successive anniversaries thereof, as the case may be, subject to any permitted delay in payment for administrative reasons permitted under Section 409A of the Code. The delay of any payment for administrative purposes shall not affect the date upon which subsequent payments become due.

20 #4831-7758-3153 ARTICLE VII ACCOUNTS; CREDITED INCOME 7.1 Participant Accounts. The Committee shall maintain, or cause to be maintained, bookkeeping Accounts for each Participant for the purpose of accounting for the Participant’s beneficial interest under the Plan. The establishment and maintenance of separate Accounts for each Participant shall not be construed as giving any person an interest in assets of the Company or a right to payment other than as provided hereunder. Benefits hereunder shall constitute an unsecured general obligation of the Company, but the Company may have created reserves held in Trust in accordance with the terms thereof. 7.2 Investment Options; Crediting of Income. Except as otherwise set forth herein, the Committee shall credit Accounts with Credited Income at the rate of return generated by one (1) or more of the Investment Options established by the Committee and selected by the Participants. The Committee shall establish separate funds for bookkeeping purposes to measure a hypothetical rate of return over a period designated by the Committee. The Committee may, but need not, provide for such options as are substantially similar (if not identical) to those provided under one or both of the Qualified Plans. Such Investment Options and the relevant funds shall be established for bookkeeping purposes only and shall not require the establishment of actual corresponding funds by the Committee or the Company. Any establishment, addition or deletion of Investment Options shall be in the sole and absolute discretion of the Committee. The Committee shall promulgate uniform procedures applicable to all Participants for allocating and transferring amounts credited to individual Accounts based on the performances of the various Investment Options, and may, in its sole discretion, establish uniform procedures for Participant suggested direction and election amongst such funds, including the designation of an Investment Option for Participants in the absence of a Participant election. If the Participant fails to make an election among the Investment Options, the Participant’s Account balance will be automatically deemed invested in the lowest-risk investment as determined by the Committee. Notwithstanding the foregoing, a Participant’s RSU Deferral Amounts will be credited to an Investment Option that tracks the performance of the Common Stock (the “Company Stock Unit Fund”). Any stock dividends, cash dividends or other non-cash dividends that would have been payable on the Common Stock which relates to the Stock Units credited to a Participant's Accounts shall be credited to the Participant's Accounts in the form of additional Stock Units and shall automatically be deemed to be re-invested in the Company Stock Unit Fund (irrevocably until such amounts are distributed to the Participant with respect to the related Restricted Stock Units). The number of shares credited to the Participant for a particular stock dividend shall be equal to (A) the number of shares of Common Stock credited to the Participant's Account as of the record date for such dividend in respect of each share of Common Stock, multiplied by (B) the number of additional or fractional shares of Common Stock actually paid as a dividend in respect of each share of Common Stock. The number of shares credited to the Participant for a particular cash dividend or other non-cash dividend shall be equal to (A) the number of shares of Common Stock credited to the Participant's Account as of the record date for such dividend in respect of each share of Common Stock, multiplied by (B) the fair market value of the dividend, divided by (C) the "fair market value" of the Common Stock on the payment date for such dividend. The number of Stock Units credited to the Participant's Account may be adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of Participants' rights with respect to the

21 #4831-7758-3153 portion of his or her Account allocated to the Company Stock Unit Fund in the event of any reorganization, reclassification, stock split, or other unusual corporate transaction or event which affects the value of the Stock, provided that any such adjustment shall be made taking into account any crediting of shares of Stock to the Participant under this Section. For purposes of this Section, the fair market value of the Common Stock shall be, in the event the Common Stock is traded on a recognized securities exchange, an amount equal to the closing price of the Common Stock on such exchange on the date set for valuation or, if no sales of Common Stock were made on said exchange on that date, the closing price of the Stock on the next preceding day on which sales were made on such exchange; or, if the Stock is not so traded, the value determined, in its sole discretion, by the Committee in compliance with Code Section 409A. 7.3 Nature of Account Entries. The establishment and maintenance of Participants’ Accounts shall be merely bookkeeping entries and shall not be construed as giving any person an interest in any specific assets of the Company or of any Affiliate of the Company or Trust or a right to payment or other than as provided hereunder. Benefits hereunder shall constitute an unsecured general obligation of the Company, but the Company has provided for amounts to be held in trust on the Company’s behalf under the Trust. 7.4 Vesting. (a) A Participant shall have a fully vested and nonforfeitable beneficial interest in the balance standing to the credit of his or her Salary Deferral, Bonus Deferral, Director Fees Deferral and RSU Deferral as of any relevant date, subject to the conditions and limitations on the payment of amounts credited to such Accounts as provided in the Plan. (b) A Participant shall have a 100% vested and nonforfeitable beneficial interest in his or her Supplemental Savings Account on the later of having attained age fifty-five (55) and the tenth (10th) anniversary of the date of the commencement of his or her employment with the Employer. In the event that the Participant dies while employed by the Employer, the Participant shall have a 100% vested interest in his or her Supplemental Savings Account. In the event that the Participant terminates employment for reasons other than death prior to having satisfied such vesting requirement set forth in the preceding sentence, he or she shall forfeit his or her entire interest in such Supplemental Savings Amount. Such forfeitures shall reduce the Company’s cost of future Supplemental Savings Amount Contributions. 7.5 Account Statements. The Committee shall provide each Participant with a statement of the status of his or her Accounts under the Plan. The Committee shall provide such statement annually and at such other times as the Committee may determine from time to time, and such statement shall be in the format as presented by the Committee. 7.6 Expenses Charged to Accounts. Notwithstanding any other provision of the Plan to the contrary, expenses incurred in the administration of the Plan and the Trust may be charged to Accounts on either a pro rata basis or a per capita basis, and/or may be charged to the Account of the affected Participant(s) and Beneficiary(ies) (which term is intended to include any alternate payee(s)) on a usage basis (rather than to all Accounts), as directed by the Committee. Without

22 #4831-7758-3153 limiting the foregoing, some or all of the reasonable expenses attendant to the determinations needed with respect to and making of withdrawals, the calculation of benefits payable under different Plan distribution options, the distribution of Plan benefits and the review of a domestic relations order to determine if it is a qualified domestic relations order and implementation of qualified domestic relations orders may be charged directly to the Account of the affected Participant and Beneficiary, and different rules (i.e., pro rata, per capita, or direct charge to Accounts) may apply to different groupings of Participants and Beneficiaries. ARTICLE VIII ADMINISTRATION OF THE PLAN 8.1 Plan Administrator. The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum and the acts of the majority of the members present, or acts approved in writing by a majority the members without a meeting, shall be the acts of the Committee. The Committee shall have that authority which is expressly stated in the Plan as vested in the Committee and as set forth in the Charter of Authority and Responsibilities for the Volt Information Sciences, Inc. Administrative Committee for Retirement Programs, as amended from time to time, substantially in the form attached hereto as Exhibit A, which is hereby incorporated into this Article VIII, to make rules to administer and interpret the Plan, to decide questions arising under the Plan, and to take such other action as may be appropriate to carry out the purposes of the Plan. The Committee may delegate one or more of its duties or responsibilities under the Plan to Company officer(s) or employee(s), to a third party administrator or the Benefits Coordinating Committee, as set forth herein, and any reference to the Committee in the Plan shall include such delegate(s) as appropriate. 8.2 Rules; Claims for Benefits. (a) The Committee shall adopt and establish such rules and regulations with respect to the administration of the Plan as it deems necessary and appropriate. (b) A Participant or Beneficiary (the “claimant”) shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Committee (or its delegate) on a form provided or approved by the Committee (or its delegate) for such purpose. The Committee (or its delegate), or a claims fiduciary appointed by the Committee, (the “Reviewer”) shall give such claim due consideration and shall either approve or deny it in whole or in part. The following procedure shall apply: (i) The Reviewer may schedule and hold a hearing. (ii) Within ninety (90) days following receipt of such claim by the Committee (or its delegate), notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail (postage prepaid) to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address. The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant’s claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be

23 #4831-7758-3153 made is furnished to the claimant or his duly authorized representative within ninety (90) days after receipt of the claimant’s claim. (iii) Any notice of denial shall be written in a manner calculated to be understood by the claimant and shall: (A) set forth a specific reason or reasons for the denial, (B) make reference to the specific provisions of the Plan or, if applicable, other relevant documents, records or information on which the denial is based, (C) describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary, and (D) explain the Plan’s claim review procedures, including the time limits applicable to such procedures (which are generally contained in Section 8.2(c)), and provide a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of ERISA following an adverse determination on review of the claim denial. (c) A Participant or Beneficiary whose claim filed pursuant to Section 8.2(b) has been denied, in whole or in part, may, within sixty (60) days following receipt of notice of such denial, make written application to the Committee (or its delegate) for a review of such claim, which application shall be filed with the Committee (or its delegate). For purposes of such review, the following procedure shall apply: (i) The Reviewer (which may be the same Reviewer as under Section 8.2(b) or a different Reviewer as determined by the Committee) may schedule and hold a hearing. (ii) The claimant or his duly authorized representative shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. (iii) The claimant or his duly authorized representative shall be provided, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim and may submit to the Reviewer written comments, documents, records, and other information relating to such claim. (iv) The Reviewer shall make a full and fair review of any denial of a claim for benefits, which shall include taking into account all comments, documents, records, and other information submitted by the claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. (v) The decision on review shall be issued promptly, but no later than sixty (60) days after receipt by the Committee (or its delegate) of the claimant’s request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within sixty (60) days after the receipt of the claimant’s request for a review. (vi) The decision on review shall be in writing, shall be delivered or mailed by the Reviewer to the claimant or his duly authorized representative in the manner prescribed in Section 8.2(b) for notices of approval or denial of claims, shall be written in a manner

24 #4831-7758-3153 calculated to be understood by the claimant and shall in the case of an adverse determination: (A) include the specific reason or reasons for the adverse determination, (B) make reference to the specific provisions of the Plan or, if applicable, other relevant documents on which the adverse determination is based, (C) include a statement that the claimant is entitled to receive, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and (D) include a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of ERISA following the adverse determination on review. (d) The period of time within which a benefit determination initially or on review is required to be made shall begin at the time the claim or request for review is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that a period of time is extended as permitted pursuant to this paragraph due to the failure of a claimant or his duly authorized representative to submit information necessary to decide a claim or review, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant or his duly authorized representative until the date on which the claimant or his duly authorized representative responds to the request for additional information. (e) For purposes of the Plan’s claims procedure a document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (i) was relied upon in making the benefit determination, (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, and (iii) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination. (f) The Committee (or its delegate) may establish reasonable procedures for determining whether a person has been authorized to act on behalf of a claimant. (g) To the extent required by law, completion of the claims procedures described in this Article VIII shall be a mandatory precondition that must be complied with prior to the commencement of a legal or equitable action by a person claiming rights under the Plan or the Trust. The Committee and the claimant may by mutual agreement waive these procedures as a mandatory condition to such action. 8.3 Finality of Determinations. Except as provided by law, all determinations of the Reviewer to any matter arising under the Plan, including questions of construction and interpretation shall be binding and conclusive upon all interested parties. The Committee and the Reviewer shall have the maximum permissible discretion to interpret the Plan, and to determine eligibility for participation and benefits hereunder. It is intended that determinations made by the Committee and the Reviewer shall be reviewed under a deferential “arbitrary and capricious” standard of review. 8.4 Agreement to Arbitrate Disputes. Any dispute, controversy or claim arising out of, involving, affecting or related in any way to this Plan, or arising out of, involving, affecting or related in any way to any employee’s participation thereunder, including but not limited to

25 #4831-7758-3153 disputes, controversies or claims arising out of or related to the actions of the Committee, the Reviewer or any of the Company’s other employees, under Federal, state and/or local laws, after first having been reviewed by the Committee and then the Reviewer under the provisions of this Article VIII, shall be resolved by final and binding arbitration, in accordance with the applicable rules of the American Arbitration Association in the state where the Participant is currently or last employed by the Company or its Affiliate. The arbitrator shall be entitled to award reasonable attorney’s fees and costs to the prevailing party. The award shall be in writing, signed by the arbitrator, and shall provide the reasons for the award. Any Participant in accepting participation hereunder, agrees to waive his/or her right to trial by jury in any lawsuit or cause of action involving the Plan. Judgment upon the arbitrator’s award may be filed in and enforced by any court having jurisdiction. This Agreement to Arbitrate Disputes does not prevent any Participant from filing a charge or claim with any governmental administrative agency as permitted by applicable law. 8.5 Indemnification. To the extent permitted by law and the Company’s bylaws, the member of the Committee and the Reviewer, their agents and delegates, and the officers, directors, and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or may be reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. 8.6 Delegation to Benefits Coordinating Committee. The Committee may, in its sole discretion, make a revocable delegation of its responsibilities, duties and obligations to a Benefits Coordinating Committee by naming a Benefits Coordinating Committee of not less than three (3) persons who shall be set forth in a written resolution or consent of the Committee. In the event a Benefits Coordinating Committee is so designated, it shall act on behalf of the Committee, as if each member of the Benefits Coordinating Committee was a member of the group constituting the Committee and shall have all the rights and authority attendant thereto, with respect to the responsibilities, duties and obligations delegated to such Benefits Coordinating Committee, except that the Benefits Coordinating Committee shall act on behalf of the Committee with respect to such responsibilities, duties and obligations. Any member of the Benefits Coordinating Committee may be removed at the pleasure of the Committee or may resign by written notice to the Committee. Said removal or resignation shall be effective sixty (60) days after delivery of such notice to the other party unless some other date is designated by the Committee. After such removal or resignation, the Committee shall appoint a replacement member to the Benefits Coordinating Committee. ARTICLE IX FUNDING 9.1 Funding. (a) It is intended that the Company is under a contractual obligation to make the payments when due under the Plan or as the Committee (or its delegate) or the Reviewer may

26 #4831-7758-3153 direct. Such funds shall be paid first, from Trust assets if available, and then from the general assets of the Company. Benefits hereunder and Credited Income shall also be reflected on the accounting records of the Company, as provided for under the Plan. No Participant shall have any right, title or interest whatsoever in or to any investment reserves, trust, accounts, or funds that the Company may purchase, establish or accumulate to aid in providing the benefit payments described in the Plan except as provided for under the Trust. Participants and Beneficiaries shall not acquire any interest under the Plan greater than that of unsecured general creditors of the Company. Shortly after the end of each Plan Year the Committee (or its delegate) will calculate the total Account balances of all Participants. If such aggregate balance exceeds the total net assets of the Trust, the Company may, but shall not be obligated to contribute such excess to the Trust. If the Trust’s net assets exceed the aggregate balance of the Participants’ Accounts, the Committee may, but shall not be obligated to credit such excess against any liabilities or other obligations of the Company to the Trust. In the event funds of the Trust are returned to the Company or paid for the benefit of its general creditors, all payment obligations under this Plan shall be due immediately and the Company hereby acknowledges that the obligations hereunder accrued not by reason of the events described in this sentence but by reason of payments that otherwise would have been paid previously, but for this Plan. (b) Notwithstanding anything to the contrary in the Plan or the Trust, no funding obligation with respect to the Trust shall be triggered or enforced, and no funding shall be effected, in connection with a change in the Company’s financial health within the meaning of Section 409A(b)(2) of the Code, or under any other circumstances that would cause the Plan not to comply with Section 409A of the Code. (c) Notwithstanding anything to the contrary in the Plan or the Trust, if the Company or any Affiliate maintains a defined benefit plan within the meaning of Section 409A(b)(3)(B) of the Code, no additional deposits may be made to the Trust, the Trustee may not compel additional deposits to the Trust and no other assets may be set aside or reserved for purposes of meeting the Company’s obligations under the Plan if the Plan provides benefits to any “covered employees” within the meaning of Section 409A(b)(3)(D) of the Code during any “restricted period” within the meaning of Section 409A(b)(3)(B) of the Code with respect to any such defined benefit plan. To the extent not inconsistent with Section 409A of the Code, the restricted period means any period in which (i) the defined benefit plan is in at-risk status under Section 430(i) of the Code, (ii) the plan sponsor of the defined benefit plan is a debtor in bankruptcy or (iii) the 12-month period beginning six (6) months before the termination date of the defined benefit plan if, as of the termination date, plan assets are not sufficient to pay plan liabilities. (d) Neither the Trust nor its assets shall be located or transferred outside the United States (within the meaning of Section 409A(b)(1) of the Code). ARTICLE X AMENDMENT; TERMINATION; MERGER 10.1 Amendment and Termination. Subject to the restrictions imposed by and consistent with applicable provisions of Section 409A of the Code, the Board of Directors of the Company may amend, modify, or terminate the Plan at any time but in no event shall any such

27 #4831-7758-3153 amendment, modification or termination result in a reduction in any Participant’s Accounts or postpone the time of payment thereunder as of the time of such amendment, modification or termination unless the Board of Directors of the Company or the Committee acting on behalf of the Board, and any Participant, Beneficiary or employee who suffers such a reduction or postponement by reason of such proposed amendment, modification or termination, consents in writing to such amendment, modification or termination, and such consent is filed with the Board of Directors or the Committee in the calendar year preceding the effective date of the proposed amendment, modification or termination. In the event of a termination of the Plan, subject to the restrictions imposed by and consistent with applicable provisions of Section 409A of the Code, no further deferral elections may be made under the Plan and amounts which are then payable, or which become payable under the terms of the Plan, shall be paid as scheduled in accordance with the provisions of the Plan. 10.2 Change of Control. In the event of a Change of Control of the Company and the Change of Control satisfies the definition of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of its assets, within the meaning of Section 409A(a)(2)(A)(v) of the Code, all benefits hereunder shall become immediately due and payable (1) upon the consummation of such Change of Control, to the extent set forth in the Participant’s election deferral form; or (2) the first day of the third (3rd) Plan Year Quarter coincident with or next following the date of the Participant’s Separation from Service provided such Separation from Service occurs on or before the second (2nd) anniversary of such Change of Control, and in each such case the Participant shall receive his or her vested Accounts hereunder in a single lump sum payment. 10.3 Automatic Payment of Taxable Benefit. Notwithstanding anything contained herein to the contrary, but subject to the restrictions imposed by and consistent with applicable provisions of Section 409A of the Code, if it has been finally determined that funds held pursuant to this Plan and the relevant Trust or Credited Income are includible in the taxable income of a Participant or his or her Beneficiary, such funds shall be immediately distributed to such Participant or Beneficiary. For purposes of this Section, a final determination shall occur when a decision is determined by the highest court which could otherwise render a decision (or the Participant and the Internal Revenue Service have reached a final agreement) in this regard. ARTICLE XI GENERAL PROVISIONS 11.1 Beneficiary Designation. A Participant shall designate a Beneficiary or Beneficiaries who, upon his or her death, are to receive payments that otherwise would have been paid to him under the Plan. All Beneficiary designations shall be in writing and on a form prescribed by the Committee for such purpose, and any such designation shall only be effective if and when delivered to the Committee during the lifetime of the Participant. On the Beneficiary designation form, the Participant may also designate the form of payment to the designated Beneficiary. Any such designated form of payment must be a form as permitted under the Plan and must be filed in a timely manner as provided in Section 6.5. A Participant may from time to time during his or her lifetime change a designated Beneficiary or Beneficiaries (or change a designated form of payment to a Beneficiary) by filing a new Beneficiary designation form with the Committee, provided, however, that no change in the form of payment may be made except as

28 #4831-7758-3153 provided in Section 6.3 or 6.10. In the event a designated Beneficiary of a Participant predeceases the Participant, the designation of such Beneficiary shall be void. If a designated Beneficiary dies after the Participant, but before all death benefit payments relating to such Beneficiary have been paid, the remainder of such death benefit payments shall be continued to such Beneficiary’s surviving spouse and if there is no surviving spouse, to his or her surviving children, per stirpes, and if there are no surviving children, to his or her estate, unless the Participant had designated on the applicable Beneficiary designation form a method of payment to a contingent Beneficiary. In the event a Participant shall fail to designate a Beneficiary or Beneficiaries with respect to any death benefit payments, or if for any reason such designation shall be ineffective, in whole or in part, any payment that otherwise would have been paid to such Participant shall be paid to his or her surviving children, per stirpes, and if there are no surviving children, to his or her estate, and in such event, his or her estate shall be his or her Beneficiary with respect to such payments. 11.2 Effect on Other Plans. Deferred Amounts shall not be considered as part of a Participant’s compensation for the purpose of any savings or pension plan maintained by the Company except where counting such compensation is permitted by law and where the savings or pension plan provides that such deferrals shall be counted, but, in any event, such amounts shall be taken into account under all other employee benefit plans maintained by the Company in the year in which such amounts would have been payable in the absence of a deferral election; provided, however, that such amounts shall not be taken into account to the extent the inclusion thereof would jeopardize the tax-qualified status of the plan to which they relate. 11.3 Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner. Notwithstanding the foregoing, upon receipt of a copy of a decree from a court of competent jurisdiction which finally declares a Participant’s spouse as having property rights to a portion of the amounts credited to such Participant’s Accounts, the Committee shall segregate such portion from the Participant’s Accounts and hold that portion for the benefit of the spouse. For purposes of crediting Credited Income on and determining the timing of the distribution of such segregated amounts, such segregated amounts shall be treated as if they had remained part of the Participant’s Account but subject to such Investment Option elections as are made by the spouse. In receiving payment of such amount, and in designating Beneficiaries, the Spouse shall be treated as if he or she was a Participant; provided that the spouse shall not be entitled to begin receiving payments hereunder before the earliest date that the Participant could have recovered payments under this Plan. 11.4 Plan Not an Employment or Service Contract. The Plan is not an employment or service contract. It does not give to any person the right to be continued in employment or other service, and all Eligible Employees and employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status and all Directors remain subject to change of service status. 11.5 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of New York except to the extent such laws are preempted by any applicable Federal law.

29 #4831-7758-3153 IN WITNESS WHEREOF, Volt Information Sciences, In c . has caused this Plan to be executed by one of its duly authorized officers, this 8th day of June, 2016. VOLT INFORMATION SCIENCES, I N C . By: /s/ Ann R. Hollins Title: SVP and Chief Human Resources Officer